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                                                                    EXHIBIT 21.1


                 FIRST FIDELITY SUBSIDIARIES AT JANUARY 31,1995


HOLDING COMPANY SUBSIDIARIES -

First Fidelity Incorporated - incorporated in New Jersey
Baltimore Bancorp - incorporated in Maryland
Northeast Bancorp. Inc. - incorporated in Connecticut

BANK SUBSIDIARIES -

First Fidelity Bank, N.A., national bank operating in New Jersey, Pennsylvania,
  New York and Maryland
First Fidelity Bank, a Connecticut state bank and trust company

BANKING RELATED COMPANY SUBSIDIARIES -

Atlantic Independent Insurance Agency, Inc. - incorporated in Maryland
Atlantic Residential Mortgage Corporation - incorporated in Maryland
Baltimore Bancorp Leasing & Financial Services, Inc. - incorporated in Maryland Broad & Lombardy, Inc., incorporated in New Jersey
FFBIC, Inc. - incorporated in New Jersey
FFL Services Corporation - incorporated in New Jersey
Fidelcor Life Insurance Company, incorporated in Arizona
First Fidelity Brokers, Inc., incorporated in New Jersey
First Fidelity Building Corporation - incorporated in Pennsylvania
First Fidelity Community Development Corporation - incorporated in New Jersey First Fidelity Insurance Services, Inc., incorporated in New Jersey
First Fidelity International Bank, incorporated in Delaware (Edge Act
  Subsidiary)
First Fidelity Leasing Group, Inc., incorporated in Delaware
First Fidelity Urban Investment Corporation, incorporated in New Jersey Industrial Valley Real Estate Co. - incorporated in Pennsylvania
Merco Temps, Inc. - incorporated in Pennsylvania
Waller House Corporation - incorporated in Pennsylvania